UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 16, 2014

PetroLogistics LP

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35529 (Commission File Number)	45-2532754 (IRS Employer Identification No.)

4111 E. 37th St. North
Wichita, Kansas 67220-3203
(Address of principal executive office) (Zip Code)

(316) 828-5000
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On July 16, 2014, PetroLogistics LP, a Delaware limited partnership (“PetroLogistics”), completed its previously announced merger (the “Merger”) with FHR Propylene, LLC, a Delaware limited liability company (“Merger Sub”) and subsidiary of Flint Hills Resources, LLC, a Delaware limited liability company (“New Parent”).   The merger was completed in accordance with the Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014 (the “Merger Agreement”), by and among New Parent, Merger Sub, PetroLogistics, PetroLogistics GP LLC, a Delaware limited liability company and general partner of PetroLogistics (“General Partner” and together with PetroLogistics, the “MLP Entities”), and Propylene Holdings LLC, a Delaware limited liability company (“GP Holdings”).  Pursuant to the Merger Agreement, Merger Sub merged with and into PetroLogistics with PetroLogistics surviving the Merger as an indirect subsidiary of New Parent.  The Merger and certain related transactions are described below.

ITEM 1.02           Termination of a Material Definitive Agreement.

Upon completion of the Merger, PetroLogistics caused PL Propylene LLC, a Delaware limited liability company and subsidiary of PetroLogistics (“PL Propylene”), to terminate the existing $170.0 million amended and restated credit agreement, dated as of March 28, 2013, among PL Propylene, as borrower, PetroLogistics, as parent, the lenders party thereto, co-arrangers named therein, and Morgan Stanley Senior Funding, Inc., as sole lead arranger, administrative agent, collateral agent and swingline lender (the “Prior Credit Facility”).  With proceeds of loans borrowed by PetroLogistics under the New Credit Facility (as defined below), all indebtedness, liabilities and obligations (other than contingent reimbursement and indemnification obligations for which a claim had not been made as of the termination date) were paid in full, and all commitments of the lenders to extend credit under the Prior Credit Facility were terminated in full. No prepayment or early termination penalties or premiums were incurred as a result of the termination of the Prior Credit Facility.

Prior to the Merger, Merger Sub entered into a $290.0 million unsecured revolving credit facility as the borrower with the lenders party thereto and FHR Liquidity Holdings I, LLC, as administrative agent (the “New Credit Facility”).  PetroLogistics (as successor by merger to Merger Sub) assumed the rights and obligations of Merger Sub under the New Credit Facility.  The New Credit Facility matures on July 1, 2020.  The lender under the New Credit Facility is an affiliate of New Parent.  The lender’s obligations under the New Credit Facility, including the obligations to extend credit, are guaranteed by New Parent.  The New Credit Facility is pari passu in right of payment with the outstanding 6.25% Senior Notes (the “Notes”) of PetroLogistics and PetroLogistics Finance Corp. (“Finance Corp.” and together with PetroLogistics, the “Issuers”).

The New Credit Facility accrues interest, at the election of the borrower, at an alternative base rate or based on LIBOR, in each case, plus an applicable margin.  In addition, the New Credit Facility also requires PetroLogistics to pay an unused commitment fee. The New Credit Facility contains customary affirmative and negative covenants and events of default for financings of this nature for investment grade borrowers.

ITEM 2.01           Completion of Acquisition or Disposition of Assets.

On July 16, 2014, the Merger was consummated and GP Holdings transferred to an indirect subsidiary of New Parent 100% of the issued and outstanding membership interests in General Partner (the “GP Equity Transfer”).

Upon the Merger and GP Equity Transfer becoming effective (the “Effective Time”), by virtue of the Merger and without any action on the part of the MLP Entities, (a) each equity interest in PetroLogistics representing a fractional part of the equity interests of all limited partners of PetroLogistics (each such equity interest, a “Common Unit”) issued and outstanding and owned by holders, other than the Sponsors and the Founding Unitholders (each as defined below), of Common Units (the “Public Unitholders”) immediately prior to the Effective Time was cancelled and converted automatically into the right to receive an amount in cash equal to $14.00, without interest and subject to any required withholding taxes (the “Public Merger Consideration”), and (b) each Common Unit issued and outstanding and owned by (i) YSOF Propylene Investor LLC, York Special Opportunities Fund AIV II, L.P., York Special Opportunities Fund (PIV-A), L.P., YSOF (PIV-B) SUB II, LLC, LG Propylene LLC, Lindsay Goldberg & Bessemer II AIV L.P., Lindsay Goldberg & Bessemer II-A AIV L.P., Lindsay

Goldberg & Bessemer II-A NNAIV L.P., Lindsay Goldberg & Bessemer II PIV AIV L.P., Lindsay Goldberg & Bessemer II-BT AIV L.P., Lindsay Goldberg Co-Investment II AIV L.P., Lindsay Goldberg Employee Co-Investment II, L.P., and Dean Ventures X, L.L.C. (collectively, the “Sponsors”), and (ii) David Lumpkins, Nathan Ticatch and a related family partnership and family trust (collectively, the “Founding Unitholders” and, together with the Sponsors and the Public Unitholders, the “Unitholders”) immediately prior to the Effective Time was cancelled and converted automatically into the right to receive an amount in cash equal to $12.00, without interest and subject to any required withholding taxes, in each case, upon the terms and subject to the conditions set forth in the Merger Agreement. No additional consideration was delivered in exchange for the GP Equity Transfer.

In addition, a one-time cash distribution of $0.40 per Common Unit, payable to the Unitholders of record on the day preceding the closing date of the Merger, was declared and made in accordance with the provisions of the Merger Agreement (the “Merger Related Distribution”).

Also as of the Effective Time, each phantom unit granted pursuant to the PetroLogistics Long Term Incentive Plan, adopted May 4, 2012 (collectively, the “Phantom Units”), outstanding as of immediately prior to the Effective Time, whether or not vested, (i) was canceled and converted into the right to receive from New Parent (through General Partner) an amount of cash equal to the Public Merger Consideration plus the Merger Related Distribution for each Phantom Unit that was issued and outstanding (the “Phantom Unit Consideration”), (ii) is no longer outstanding, and (iii) ceased to exist.  Following the Effective Time, New Parent will cause the General Partner to pay the Phantom Unit Consideration to each holder of Phantom Units, upon the terms and subject to the conditions set forth in the Merger Agreement, in full satisfaction of all rights pertaining to the Phantom Units formerly outstanding.

No dissenters’ or appraisal rights were available, or will be available, with respect to the transactions contemplated by the Merger Agreement.

The foregoing description of the Merger, the GP Equity Transfer and the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K (this “Report”) and is incorporated into this Report by reference in its entirety.

ITEM 3.01           Notice of Delisting or Failure to Satisfy a Continued Delisting Rule or Standard; Transfer of Listing.

On July 16, 2014, in connection with completion of the Merger, PetroLogistics notified the New York Stock Exchange (the “NYSE”) of its intent to remove the Common Units from listing on the NYSE and requested that the NYSE file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist and deregister the Common Units under Section 12(b) of the Securities Exchange Act of 1934 (the “Exchange Act”). On July 16, 2014, the NYSE filed the Form 25 with the SEC. In addition, on July 16, 2014, PetroLogistics filed with the SEC a Form 15 with respect to the Notes, requesting that reporting obligations of the Issuers and PL Propylene under applicable provisions of the Exchange Act with respect to the Notes be suspended.  In accordance with the terms of the Indenture governing the Notes (the “Indenture”), PetroLogistics will continue to file reports with the SEC.  PetroLogistics intends to subsequently file with the SEC a Form 15 with respect to the Common Units.

ITEM 3.03           Material Modifications to Rights of Security Holders.

The information set forth under Item 2.01, Item 3.01 and Item 8.01 under the subheading “Covenant Termination under Indenture” of this Report is incorporated into this Item 3.03 by reference.

ITEM 5.01           Changes in Control of Registrant.

As a result of the Merger, a change in control of PetroLogistics occurred.  The information set forth under Item 2.01 of this Report is incorporated into this Item 5.01 by reference.  Merger Sub obtained the funds to effect the Merger and the other transactions contemplated by the Merger Agreement from the New Parent and its affiliates.

ITEM 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, as of the Effective Time, Jaime Buehl-Reichard, Alan E. Goldberg, Lance L. Hirt, Zalmie Jacobs, Phillip D. Kramer, Robert D. Lindsay, David Lumpkins, Nathan Ticatch, John B. Walker, Andrew S. Weinberg and Hallie A. Vanderhider resigned as members of the Board of Directors of General Partner and as members of each committee of the Board of Directors on which they served immediately prior to the Effective Time.  In connection with the Merger, as of the Effective Time, David Lumpkins, Nathan Ticatch, Sharon Spurlin and Richard Rice resigned as officers of General Partner.

Immediately following the Effective Time, Raffaele G. Fazio was appointed as the sole member of the Board of Directors and President of the General Partner.  Mr. Fazio, age 44, is currently the Deputy General Counsel-Corporate and Commercial of Koch Companies Public Sector, LLC.  Mr. Fazio has been employed by affiliates of Koch Industries, Inc. for more than five years.

The information set forth under Item 2.01 of this Report is incorporated into this Item 5.02 by reference.

ITEM 8.01           Other Events.

Payment of Merger Related Distribution

As discussed in Item 2.01 of this Report, in connection with consummation of the Merger, PetroLogistics declared and made the Merger Related Distribution, payable to holders of record of the Common Units on July 15, 2014.  The Merger Related Distribution is $0.40 per Common Unit.

Covenant Termination under Indenture

In connection with the consummation of the Merger and other transactions and agreements related thereto, including entry into the New Credit Facility, the ratings of the Notes have been upgraded by Standard & Poor’s Ratings Services from B to AA- and by Moody’s Investors Service from B2 to A3, in each case on July 16, 2014. As a result, under Section 4.19 of the Indenture, dated as of March 28, 2013, among the Issuers, PL Propylene, as guarantor, and Wells Fargo Bank, National Association, as trustee, certain covenants in the Notes are no longer applicable to the Notes as of such date.

ITEM 9.01           Financial Statements and Exhibits.

Exhibit Index

Exhibit No.	Description
2.1

Agreement and Plan of Merger and Membership Interest Transfer Agreement, dated as of May 27, 2014, by and among PetroLogistics LP, PetroLogistics GP LLC, Propylene Holdings LLC, Flint Hills Resources, LLC, and FHR Propylene, LLC (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K for PetroLogistics LP, filed May 28, 2014).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PETROLOGISTICS LP

	By:	PetroLogistics GP LLC,
Its General Partner

Dated: July 16, 2014	By:	/s/ Raffaele G. Fazio
Name: Raffaele G. Fazio Title: President

SIGNATURE PAGE TO JULY 16, 2014 FORM 8-K